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TRI-CONTINENTAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Tri-Continental Corporation

April 2007

Tri-Continental

I.

History and Tradition

II.

Annual Meeting

III.

Investment Results

IV.

Minimum Distribution Policies

Tri-Continental’s Proposed Distribution Policy

Pros and Cons

Impact on Valuations (Discounts)/Premiums

V.

Distributions of NYSE Closed-end Funds vs. (Discounts)/Premiums

VI.

Board’s Recommendations

VII.

Appendix

TriCon 407 p. 2

History and Tradition

A closed-end investment company established in January 1929, by
J. & W. Seligman & Co.

One of the nation’s oldest and largest diversified equity closed-end funds with $2.7 billion in assets

Listed on the New York Stock Exchange for 78 years (NYSE: TY)

Registered stockholders, on average, have held his or her shares for approximately 25 years*

63 consecutive years of paying dividends

* Based on 2007 Stockholder survey.

TriCon 407 p. 3

Annual Meeting: May 30, 2007

1.

Election of Three Directors

2.

Ratification of Auditors

3.

Proposal to Implement a Minimum Distribution Policy

TriCon 407 p. 4

Election of Directors

Frank A. McPherson, Director (74)

Retired Chairman of the Board and Chief Executive Officer of Kerr-McGee Corporation (diversified energy and chemical company); Director or Trustee of each of the investment companies of the Seligman Group of Funds; and Director, DCP Midstream GP, LLP (natural gas processing and transporting), Integris Health (owner of various hospitals), Oklahoma Medical Research Foundation, Oklahoma foundation for Excellence in Education, National Cowboy and Western Heritage Museum, and Oklahoma City Museum of Art. Formerly, Director ConocoPhillips (integrated international oil corporation), Kimberly-Clark Corporation (consumer products), Oklahoma Chapter of the Nature Conservatory, Boys and Girls Clubs of Oklahoma, Oklahoma City Public Schools Foundation, Oklahoma City Chamber of Commerce and BOK Financial (bank holding company). From 1990 until 1994, Director, the Federal Reserve System’s Kansas City Reserve Bank.

Leroy C. Richie, Director (65)

Counsel, Lewis & Munday, P.C. (law firm); Director of Trustee of each of the investment companies of the Seligman Group of Funds (with the exception of Seligman Cash Management Fund, Inc.); Director, Vibration Control Technologies, LLC (auto vibration technology); Lead Outside Director, Digital Ally Inc. (digital imaging) and Infinity, Inc. (oil and gas exploration and production); Director and Chairman, Highland Park Michigan Economic Development Corp.; and Chairman, Detroit Public Schools Foundation. Formerly, Chairman and Chief Executive Officer, Q Standards Worldwide, Inc. (library of technical standards); Director, Kerr-McGee Corporation (diversified energy and chemical company); Trustee, New York University Law Center Foundation; and Vice Chairman, Detroit Medical Center and Detroit Economic Growth Corp. From 1990 until 1997, Vice President and General Counsel, Automotive Legal Affairs, Chrysler Corporation.

John F. Maher, Director (63)

Retired President and Chief Executive Officer, and former Director, Great Western Financial Corporation (bank holding company) and its principal subsidiary, Great Western Bank (a federal savings bank); and Director or Trustee of each of the investment companies of the Seligman Group of Funds (with the exception of Seligman Cash Management Fund, Inc., Seligman New Technologies Fund, Inc. and Seligman New Technologies Fund II, Inc.). From 1989 to 1999, he was Director, Baker Hughes (energy products and services).

TriCon 407 p. 5

Investment Results

Investment Objective

Invests to produce future growth of both capital and income, while providing reasonable current income

Investment Strategy

Seeks to achieve its objective by investing in a diversified portfolio of large-
capitalization stocks and fixed-income securities

TriCon 407 p. 6

Investment Results
As of April 30, 2007

Improved Results

Performance data quoted in this presentation represents past performance and does not guarantee or indicate future investment results. The rates of return will vary and the principal value of an investment will fluctuate. Shares, if sold, may be worth more or less than their original costs. Current performance may be lower or higher than the performance data quoted. Total returns of the Corporation as of the most recent month end will be made available at www.seligman.com by the seventh business day following that month end. J. & W. Seligman & Co. Incorporated, the investment manager of the Corporation, made certain payments to the Corporation in 2004. Absent such payments, the net asset value returns that include this period would have been lower. Returns reflect changes in market price or net asset value, as applicable and assume reinvestment of distributions. Performance data quoted does not reflect the deduction of taxes that investors may pay on distributions or the sale of shares.

Source: J. & W. Seligman & Co. and FactSet

16.7

6.3

7.3

12.7

5.8

8.5

8.1

12.3

5.1

15.2

0

5

10

15

20%

YTD

1-Year

3-Year

5-Year

10-Year

NAV

S&P 500

TriCon 407 p. 7

Investment Results
As of April 30, 2007

Improved Results

Performance data quoted in this presentation represents past performance and does not guarantee or indicate future investment results. The rates of return will vary and the principal value of an investment will fluctuate. Shares, if sold, may be worth more or less than their original costs. Current performance may be lower or higher than the performance data quoted. Total returns of the Corporation as of the most recent month end will be made available at www.seligman.com by the seventh business day following that month end. J. & W. Seligman & Co. Incorporated, the investment manager of the Corporation, made certain payments to the Corporation in 2004. Absent such payments, the net asset value returns that include this period would have been lower. Returns reflect changes in market price or net asset value, as applicable and assume reinvestment of distributions. Performance data quoted does not reflect the deduction of taxes that investors may pay on distributions or the sale of shares.

Source: J. & W. Seligman & Co. and FactSet

8.6

25.1

16.7

7.8

13.7

16.7

6.3

7.3

12.7

5.8

8.5

8.1

12.3

5.1

15.2

0

10

20

30%

YTD

1-Year

3-Year

5-Year

10-Year

Market Price

NAV

S&P 500

TriCon 407 p. 8

Investment Results

Regular Dividends Paid Per Share
2004–2007

*In December 2004, Tri-Continental paid a 7¢ special dividend related to its holdings in Microsoft.

14¢

7¢

7¢

7¢

7¢

7¢

6¢

6¢

5¢

4¢

4¢

4¢

4¢

Mar-04

Jun-04

Sep-04

Dec-04

Mar-05

Jun-05

Sep-05

Dec-05

Mar-06

Jun-06

Sep-06

Dec-06

Mar-07

*

TriCon 407 p. 9

Proposed Distribution Policy

Commitment to common shareholders to provide a predictable level of cash flow

Minimum quarterly distributions of 2.75% of NAV (approximately
11%) annually

Distributions may consist of:

      Dividend Income

      Interest Income

      Net Realized Gains (both long and short term)

      Return of Capital

TriCon 407 p. 10

Proposed Distribution Policy

Stockholders can maintain their capital through the reinvestment of distributions

Stockholders can take some, or all, of their distributions in cash

Reinvestment Options:

100% shares

25% in cash, 75% in shares

50% in cash, 50% in shares

100% cash

TriCon 407 p. 11

Pros of Proposed Minimum
Distribution Policy

Provides stockholders with stable distributions

Minimum Distribution Policies have had a history of reducing discounts

No change in fund’s investment objective

No change in fund’s closed-end fund structure

May create support for a fund’s common stock in declining markets

Presents adviser with a measurable performance target

Increases share liquidity

Avoids cost, distraction, and inconvenience to Stockholders of another proxy fight

TriCon 407 p. 12

Cons of Proposed Minimum
Distribution Policy

Return of capital complicates record keeping

May create confusion regarding true “yield”

May increase cash positions, contrary to purpose of fully invested closed-end structure

Potential to influence or bias investment decisions

TriCon 407 p. 13

Minimum Distribution Policies

Impact on Valuations (Discounts and Premiums)

Favorable

TriCon 407 p. 14

Impact on Valuations
(Discounts)/Premiums

One-Year NAV Total Return

12/31/06

NAV Total Returns for Trailing 12 Months

Fund With 2.5% Q MDP*

Fund Without MDP

*Quarterly Minimum Distribution Policy

SOR

BLU

GAB

TY

ADX

ZF

GAM

ASG

USA

-14

-12

-10

-8

-6

-4

-2

0

2

4

6%

0

5

10

15

20

25

30%

TriCon 407 p. 15

Impact on Valuations
(Discounts)/Premiums

Three-Year Average Annual Total Return

12/31/06

NAV Total Returns for Trailing 3 Years

Fund With 2.5% Q MDP*

Fund Without MDP

*Quarterly Minimum Distribution Policy

ASG

TY

ADX

GAM

USA

GAB

SOR

BLU

-14

-12

-10

-8

-6

-4

-2

0

2

4

6%

4

6

8

10

12

14

16

18

20%

ZF

TriCon 407 p. 16

Impact on Valuations
(Discounts)/Premiums

Blue Chip Value Fund (BLU)

12/31/82–12/31/06

*Managed Distribution Policy

Distributes at least 2.5% of its net asset value quarterly.

-30

-25

-20

-15

-10

-5

0

5

10

15

20

25%

’87

’88

’89

’90

’91

’92

’93

’94

’95

’96

’97

’98

’99

’00

’01

’02

’03

’04

’05

’06

MDP*

Discontinues

MDP

Reverts to

MDP

TriCon 407 p. 17

Impact on Valuations
(Discounts)/Premiums

Zweig Fund (ZF)

10/31/86–12/31/06

*Managed Distribution Policy

Fixed cash distribution policy equal to 10% of net asset value, on an annualized basis.

Distributions are paid quarterly.

-25

-20

-15

-10

-5

0

5

10

15

20

25%

’86

’87

’88

’89

’90

’91

’92

’93

’94

’95

’96

’97

’98

’99

’00

’01

’02

’03

’04

’05

’06

MDP*

Discontinues

MDP

Reverts

to MDP

TriCon 407 p. 18

Impact on Valuations
(Discounts)/Premiums

Tri-Continental Corporation (TY)

12/31/82–4/20/07

-30

-25

-20

-15

-10

-5

0

5

10

15%

’82

’83

’84

’85

’86

’87

’88

’89

’90

’91

’92

’93

’94

’95

’96

’97

’98

’99

’00

’01

’02

’03

’04

’05

’06

’07

Announcement of Proposed

Minimum Distribution Policy

TriCon 407 p. 19

NYSE Closed-end Funds

Source: Spears, Leeds & Kellogg.

Data as of March 31, 2007.

-8%

-6%

-4%

-2%

0%

2%

4%

6%

<3%

3–5%

5–7%

7–9%

>9%

Annual Distributions

Average (Discount)/Premiums

59 Companies

95 Companies

181 Companies

111 Companies

44 Companies

TriCon 407 p. 20

Board’s Recommendations

Proposal 1:      For the election of three Directors each to hold office
                                                                          until 2010

Proposal 2:      For the ratification of Deloitte & Touche LLP as
                                                                          auditors

Proposal 3:      For the proposal to implement a Minimum Distribution
                                                                          Policy

TriCon 407 p. 21

Appendix

2007 First-Quarter Closed-End Fund IPOs

375

Yes

The Fund will seek to achieve its objective by investing primarily in equity securities of domestic and foreign companies involved in publicly announced mergers, takeovers, tender offers and leveraged buyouts and, to a lesser extent, in corporate reorganizations involving stubs, spin-offs and liquidations.

Gabelli Global Deal Fund
(GDL)

5.5 billion

Yes

The primary investment objective of the Fund is to provide current income and gains, with a secondary objective of capital appreciation. The Fund invest at least 80 percent of its total assets in a combination of dividend-paying domestic and foreign common stocks and common stocks the value of which is subject to covered written index call options.

Eaton Vance Tax-
Managed Global
Diversified Equity Income
Fund (EXG)

335

Yes

The investment objective of the Fund is to provide stockholders with premium income and capital appreciation. The NASDAQ Investment Portfolio includes stocks which may or may not be members of the Index, and other investments that have economic characteristics similar to the securities that constitute the Index.

Nasdaq Premium Income
& Growth Fund (QQQX)

$3.52 billion

Yes

The primary investment objective of the Fund is to seek high current dividend income. The Fund also focuses on long-term growth of capital as a secondary investment objective. The Fund expects to invest at least 80 percent of its net assets in the equity securities of domestic and foreign corporations that pay dividends.

Alpine Total Dynamic
Dividend Fund (AOD)

Equity and Equity

Related:

IPO ($MM)

Level
Distribution

Objective

Fund

TriCon 407 p. 23

2007 First-Quarter Closed-End Fund IPOs

310

Yes

The Fund will invest in a portfolio of common stocks selected from among the 500 stocks comprising the S&P 500 Index employing a proprietary mathematical process that seeks to produce risk-adjusted excess returns over the Index over extended periods of time with an equal or lesser amount of relative investment risk compared to the Index.

Nuveen Core Equity
Alpha Fund (JCE)

800

Yes

The Trust seeks to achieve the objectives by investing in a diversified portfolio of domestic and foreign common stocks that pay dividends and writing (selling) stock index call options with respect to a portion of its common stock portfolio.

BlackRock Global Equity
Income Trust (BFD)

870

Yes

The Fund will pursue its investment objectives by investing primarily in a diversified portfolio of common stocks of U.S. and non U.S. companies and other equity securities that the Fund’s Sub-Advisor believes should, in the aggregate, offer above average potential for current and/or future dividends.

Evergreen Global
Dividend Opportunity
Fund (EOD)

$507.5

Yes

The Fund will pursue its investment objective by investing in a diversified portfolio of equity securities and income-producing convertible securities. Initially, the equity component is expected to represent approximately 60%, and the convertible component approximately 40%, of the total assets of the Fund.

Nicholas-Applegate
Equity & Convertible
Income Fund (NIE)

Equity and Equity

Related:

IPO ($MM)

Level
Distribution

Objective

Fund

TriCon 407 p. 24

2007 First-Quarter Closed-End Fund IPOs

$275

Yes

The will seek to achieve its investment objective by investing at least 80% its managed assets in dividend producing equity securities of Asia Pacific companies and/or derivatives linked equity securities of Asia Pacific companies.

ING Asia Pacific High
Dividend Equity Income
Fund (IAE)

Equity and Equity

Related:

IPO ($MM)

Level
Distribution

Objective

Fund

TriCon 407 p. 25

2006 Closed-End Fund IPOs

1.175 billion

Yes

The Fund may invest at least 80 percent of its Managed Assets in preferred and equity securities and derivatives with economic characteristics similar to individual or groups of equity securities. The portfolio of the Fund consists of both fixed rate preferred and adjustable rate preferred securities.

BlackRock Preferred and
Equity Trust (BTZ)

475

Yes

The Fund seeks to achieve its objective by investing in the common stock of closed end management investment companies selected by the Fund Manager that invest significantly in equity or income producing securities.

Cohen & Steers Closed-
End Opportunity Fund
(FOF)

2.62 billion

Yes

The Fund may invest at least 80 percent of its total assets in dividend paying common stock whose value is subject to covered written index call option that seeks to earn high levels of tax advantaged income and gains.

Eaton Vance Tax
Managed Diversified
Equity Income Fund
(ETY)

415

Yes

The Fund will seek to achieve its investment objective by investing at least 80 percent of its assets in the equity securities of derivatives linked to the equity securities of Natural Resources Companies.

ING Risk Managed
Natural Resources Fund
(IRR)

$414

Yes

The Fund expects to invest at least 80 percentage of its net assets in the equity securities of domestic and foreign corporations that pay dividends.

Alpine Global Dynamic
Dividend Fund (AGD)

Equity and Equity

Related:

IPO ($MM)

Level
Distribution

Objective

Fund

TriCon 407 p. 26

2006 Closed-End Fund IPOs

802.5

No

The Fund may invest 80 percent of its total assets in equity securities of companies engaged in energy, natural resources and basic materials businesses and companies engaged in associated businesses and equity derivatives with exposure to those companies to achieve its objective.

BlackRock Real Asset
Equity Trust (BCF)

85.5

No

The Fund intends to achieve its investment objective by investing in securities that the Sub-Adviser believes at the time of investment are eligible to pay dividends that qualify for certain favorable federal income tax treatment as tax-advantaged when received by shareholders of the Fund.

First Trust Tax-
Advantaged Preferred
Income Fund (FPI)

200

No

The Fund will invest substantially will invest substantially all of its net assets in the equity securities that are rated, at the time of purchase, “Strong Buy 1” by Raymond James analysts.

Claymore Raymond
James SB-1 Equity Fund
(RYJ)

244

No

The Fund will achieve its investment objective by investing, at least 80% of its assets in A-shares of Chinese companies listed on the Shanghai and Shenzhen Stock Exchanges.

Morgan Stanley China A
Share Fund (CAF)

$367

Yes

The Fund seeks to achieve its investment objective primarily by investing in a global portfolio of equity securities, as well as debt securities issued by corporate and governmental entities.

Nuveen Global Value
Opportunities Fund (JGV)

Equity and Equity

Related:

IPO ($MM)

Level
Distribution

Objective

Fund

TriCon 407 p. 27

2006 Closed-End Fund IPOs

$910

No

The Fund pursues its investment objective by investing in a diversified portfolio of income producing securities designed to generate regular income with the potential for capital appreciation while reducing volatility and in a long or short portfolio designed to seek returns that are not correlated with the market. The Fund may invest in common stocks, preferred stocks, convertible securities and rights and warrants each issued by Real Estate Investment Trusts.

DWS Dreman Value
Income Edge Fund
(DHG)

Equity and Equity

Related:

IPO ($MM)

Level
Distribution

Objective

Fund

TriCon 407 p. 28

Pay Me Now, Say Closed-End Fund Holders

BY RANDALL W. FORSYTH

          SHOW ME THE MONEY. That’s apparently what investors in closed-end funds want to see these days.

          Closed-end funds that have chosen to share the wealth with their shareholders have seen their share prices rise sharply recently. But that doesn’t necessarily make these funds a good buy in every case.

          The most recent example is Tri-Continental Corp. (ticker: TY), which was discussed in this space last year (“Diamond in the Rough? Nov. 15.) I wrote then that the venerable fund — whose initial public offering took place back in 1929, and is managed by the even more venerable J&W Seligman, whose roots extend all the way back to the Civil War — offered the opportunity to invest in a portfolio of blue-chip stocks at 87 cents on the dollar.

          While the stock market was shuttered for Good Friday, Tri-Continental announced an agreement to include a proposal in the proxy statement for the 2007 annual meeting to make quarterly distributions equal to 2.75% of net-asset value (11% annually). At the same time, Tri-Continental also announced an agreement with a shareholder group including Western Investment that it would not to pursue a proxy fight at the election of directors at the annual meeting.

          The news resulted in a 5% jump in Tri-Continental’s shares after investors returned from their Easter holiday, with over 1 million shares traded Monday, more than eight times the daily average. While shareholders won’t vote on the proposed change in payout policy until the annual meeting May 30, the stock’s pop implies the market think it’s a good bet to be passed.

          Monday’s jump effectively cut Tri-Continental’s share price’s discount from NAV by a third, to 7.42%, according to ETFConnect.com. As much as anything, trimming that discount was the aim of the activist shareholders. (For an explanation of the workings of CEFs, see “Closed-End Funds 101,” June 7.)

          Regular generous payouts match the needs of Tri-Continental shareholders, many of whom are retirees looking for current income, says Art Lipson of Western Investment, which owns the closed-end fund. If these shareholders needed cash, their only recourse was to sell off a slice of their holdings, resulting in a persistent double-digit discount, he explains.

          A jump in payout yielded also yielded big returns for the Boulder Growth & Income Fund (BIF.) In February, it announced a 15% increase in the monthly dividend, putting it up to 14.6% of its then-current NAV. Moreover, the February, March and April payouts would represent a return of capital to shareholders, making them free from taxes.

          Even though Boulder simply was handing back their own money to shareholders in that event, the stock soared, returning 28.67% in the first quarter, tops among all closed-end funds. In the process, Boulder Growth & Income’s premium over NAV swelled to a huge 40% by Monday.

          What’s especially ironic about Boulder Growth & Income’s fat premium is that its biggest holding is Berkshire Hathaway A shares (BRK.A), which comprised almost 26% of the fund’s holdings, as of Nov. 30. Berkshire’s Warren Buffett made his billions by buying a dollar’s worth of assets for a handful of cents, not $1.40.

          Yield hogs appear to be behind the run-up in Boulder Growth & Income, which only a year ago sold at a modest discount of 7.65%. But CEFs that balloon to huge premiums for dubious reasons can deflate quickly. (Perhaps reflecting that, BIF dropped a hefty 5% in Tuesday’s trading.)

          In another example, the shares of Morgan Stanley Global Opportunity Bond Fund (MGB) suffered a negative total return of 15.81% during the first quarter — even though its assets returned a positive 2.34% for the same span.

          How could that be? Like the British sports car of 1960s and 1970s, MGB was a lively performer until it broke down. By Feb. 28, its shares fetched a huge, 34.5% premium. As risky assets took a hit in the next month, MGB’s shares plunged from 11 and change to eight bucks — about 27%. During that violent sell-off, MGB’s NAV edged down a mere three pennies, to $8.20.

          But that’s the thing about closed-end funds. Sometimes they get bid up to crazy premiums, often by unsophisticated investors who don’t look beyond their current yield. Others languish at undeserved discounts, sometimes for frustratingly long stretches for value buyers.

          Yet, as Western Investment’s Lip-son points out, holders of Tri-Conti-

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nental at a 7% discount would actually realize a higher yield than holders of CEFs that have hefty payout policies but fetch a fat premium.

          For instance, Boulder Growth & Income yields a hair over 11% based on its $1.38 annual dividend and Tuesday’s close of 12.51, which represents about a 35% premium over NAV. If, as proposed, Tri-Continental pays out 11% of its NAV, the yield on its shares trading at a 7.4% discount would be 11.9%.

Value investors like to say good things happen to cheap stocks. That also goes for cheap closed-end funds — and vice versa.

Diamond in the Rough?

BY RANDALL W. FORSYTH

          WHAT IF YOU COULD BUY the Dow Industrials at right around its midsummer lows, before it embarked on its nice 13% advance? What if you could pocket those gains with little, if any, tax consequences?

          It is possible. Tri-Continental Corp. (ticker: TY), one of the oldest closed-end funds extant, is offering this free lunch. But Tri-Continental’s manager, the even more venerable J&W Seligman, doesn’t think it’s such a hot idea for you partake in it.

          Tri-Continental dates back to the Roaring’ Twenties, offered to the public just months before the Great Crash, by J&W Seligman, whose roots go back before the Civil War. From the original $52 million in common and preferred shares originally sold in January 1929, Tri-Continental has grown to a formidable $2.5 billion fund.

          As with many older closed-end funds, Tri-Continental trades at a persistent discount to its net-asset value. (For an explanation of the mechanics of closed-end funds, see my June 7 column, “Closed-End Funds 101.”) Tri-Continental’s shares closed at $21.75 Monday, a 12.58% discount to its NAV of $24.88, according to ETF-Connect.com.

          The possibility of buying $1.00 of assets for about 87 cents is the biggest attraction of closed-end funds. Sometimes there are good reasons for that discount. High expenses often weigh down closed-end funds; some are laden with expense ratios that are half-again or even twice that of the typical open-end funds, for which shareholders pay a hefty 1.5% on average. That’s not the case with Tri-Continental, which has a rather thrifty 0.74% expense ratio.

          Older funds, either closed- or open-end, can have an embedded capital gains liability, A fund may have bought a stock years ago, and held onto them as they went from pennies to dollars. That’s great; it’s what’s made Warren Buffett a billionaire.

          But because of the way mutual funds work, latecomers can get socked with a big tax bill if those shares purchased long ago at low prices are sold — even if they didn’t get to participate in their upswing. It’s like getting the hangover without having been to the party.

          That doesn’t apply to Tri-Continental. According to its latest financials, it had a total accumulated loss of $228.6 million, as of June 30. The stock market’s recent rally probably has narrowed some of those losses, but it’s unlikely that that it produced a significant gain.

          Tri-Continental’s portfolio looks a lot like the Dow, which is up about 13% from its mid-summer lows, and it has moved pretty much in lockstep with the blue chip average. Moreover, one of the reasons for closed-end funds to trade at a discount is that some hold illiquid securities, in which case the market gives a haircut to the portfolio’s valuation, which can be iffy in such cases.

          That hardly describes Tri-Continental. Eight of its top 10 holdings are Dow stocks — General Electric (GE), Exxon Mobil (XOM), Altria (MO), Citigroup (C), Microsoft (MSFT), JPMorgan Chase (JPM), Chevron (CVX), and Pfizer (PFE). Add in another blue chip, Bank of America (BAC), and you’ve got 20% of the portfolio.

          Over the three years ended Sept. 30, Tri-Continental returned 12.40%, based on its NAV, a hair better than the Standard & Poor’s 500’s return of 12.29%. In other words, it has roughly performed in line with the market.

          You’d think the ability to buy the market for 87 cents on the dollar — and to pocket those 13 cents — would be irresistible. And you’d be right. Various activist hedge funds have been pressing Tri-Continental to take steps to narrow or eliminate the discount. This year, Western Investment Hedged Partners sought to elect a slate of directors, which Tri-Continental was able to fend off at a special election.

          Western Investment’s Art Lipson says the process of unlocking the discount in a closed-end fund such as Tri-Continental frequently is a long one. “It may take one year or five,” he says, but in about 90% of the cases, the funds eventually take steps to shrink the discount.

          This can be done by a tender offer or open ending the fund, which the funds invariably oppose. Why? Says another activist, somewhat cynically, it’s because those steps reduce assets and thus the fund’s fees. (As for Seligman, Tri-Continental’s manager, no comment was provided by deadline.)

          Regardless if the activists are successful in getting at Tri-Continental’s discount, fund investors mulling a large-cap fund or an exchange-traded fund such as the Diamonds Trust

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(DIA) could consider this alternative. At a 13% discount, you might say Tri-Continental is a Diamond in the rough.